SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2003

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

     On September 22, 2003, the Level 3 Communications, Inc. (the "Company") issued a press release relating to a proposed private offering of Senior Notes due 2011 by its first tier, wholly owned subsidiary Level 3 Financing, Inc., which Senior Notes will be guaranteed by the Company. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of business acquired

    None

(b)  Pro forma financial information

     None

(c)  Exhibits

     99.1 Press Release dated September 22, 2003, relating to proposed offering of Senior Notes due 2011

     99.2 Press Release dated September 22, 2003, relating to third quarter 2003 and full year 2003 guidance.

Item  9.  Regulation FD Disclosure

     On September 22, 2003, the Company issued a press release relating to financial guidance for the third quarter 2003 and the full year 2003. This press release is included as Exhibit 99.2 to this Current Report and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Level 3 Communications, Inc.



September 22, 2003                   By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President